UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2007
ULTRATECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22248	94-3169580
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3050 Zanker Road
Sam Jose, California (Address of Principal Executive Offices)	95134 (Zip Code)
(408) 321-8835
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
1993 Stock Option/Stock Issuance Plan Amendment
     On July 24, 2007, the stockholders of Ultratech, Inc. (the “Company”) approved an amendment to the Company’s 1993 Stock Option/Stock Issuance Plan (the “1993 Plan”). The amendment, which was adopted by the Company’s Board on January 30, 2007, revises the automatic option grant program for the non-employee Board members by substituting a restricted stock unit award for each stock option grant a non-employee Board member would otherwise receive under the terms of the previously existing automatic stock option grant program.
     Each restricted stock unit awarded under the program will entitle the non-employee Board member to one share of the Company’s common stock on the date that unit vests. Each individual first elected or appointed to the Board as a non-employee director will receive a restricted stock unit grant covering 7,500 shares of the Company’s common stock at the time of his or her initial election or appointment to the Board, provided such individual has not previously been in the Company’s employ. On the date of each annual stockholders meeting, each continuing non-employee Board member will automatically receive an award of restricted stock units covering 5,000 shares of the Company’s common stock, provided such individual has served as a non-employee Board member for at least six (6) months. Each restricted stock unit award granted under the automatic grant program will be subject to the following vesting provisions:
• The shares subject to each 7,500-share initial restricted stock unit award will vest as follows: (i) fifty percent (50%) of the shares upon the director’s completion of one (1) year of Board service measured from the grant date, and the remaining shares in three (3) successive equal annual installments upon such director’s completion of each of the next three (3) years of Board service thereafter. The shares subject to each 5,000-share annual restricted stock unit award will vest upon the earlier of (i) the director’s completion of one (1) year of Board service measured from the grant date or the (ii) the director’s continuation in Board service through the day immediately prior to the next annual stockholders meeting following the award date.
• Should the director die or become permanently disabled while serving as a Board member, then the shares at the time subject to each restricted stock unit award made to that individual under the automatic grant program will immediately vest. The shares will also vest upon certain changes in control or ownership of the Company.
     The amendment became effective with the grants made to the continuing non-employee Board members at the 2007 Annual Stockholders Meeting. Accordingly, each of the following non-employee Board members received an automatic restricted stock unit award covering 5,000 shares of common stock on July 24, 2007 the date of that meeting: Messrs. Raney, Richard, Gemunder, Konidaris, Sollitto and Timmins.
     The foregoing description is qualified in its entirety by reference to the text of the amended version of the 1993 Plan and the Form of Restricted Stock Unit Issuance Agreement, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Document

10.1	Ultratech, Inc. 1993 Stock Option/Stock Issuance Plan (Amended and Restated as of January 30, 2007).

10.2	Form of Ultratech, Inc. Non-Employee Director Annual Grant Restricted Stock Unit Issuance Agreement.

2

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ultratech, Inc. (Registrant)
	By:	/s/ Bruce R. Wright
Date: July 30, 2007		Bruce R. Wright
Senior Vice President, Finance and Chief Financial Officer

3

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Ultratech, Inc. 1993 Stock Option/Stock Issuance Plan (Amended and Restated as of January 30, 2007).

10.2	Form of Ultratech, Inc. Non-Employee Director Annual Grant Restricted Stock Unit Issuance Agreement.

4